Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form type)

Cuentas, Inc.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)		Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and 457(h)	3,150,000	$0.17		$535,500	$0.0001102	$59.01
Total Offering Amounts					$			$59.01
Total Fees Previously Paid					$			—
Total Fee Offsets					$			—
Net Fee Due								$59.01

(1)	This registration statement on Form S-8 (the “Registration Statement”) covers 3,250,000 shares of common stock of Cuentas, Inc., a Florida corporation (the “Registrant”), issuable pursuant to awards under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional shares of common stock that may become issuable under the terms of the 2021 Plan by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the shares of common stock registered under this Registration Statement all shares of common stock are combined by a reverse share split into a lesser number of shares of common stock, the number of undistributed shares of common stock covered by this Registration Statement shall be proportionately reduced. In addition, this Registration Statement covers the resale by certain selling stockholders named in the prospectus included in and filed with this Registration Statement of certain of the shares of Registrant’s common stock subject to this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3).

(2)	Estimated pursuant to Rule 457(c) under the Securities Act solely for the purposes of calculating the amount of the registration fee based on the average of the high and low prices reported in the consolidated reporting system within 5 business days prior to the date of filing the Registration Statement.